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                                                                    EXHIBIT 23.1
KPMG
400 Capitol Mall
Sacramento, CA 95814




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Humboldt Bancorp and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 250,000 shares of Humboldt Bancorp common stock under the Humboldt Bancorp Retirement Savings Plan, of our report dated January 24, 2003, except for Note 25, which is as of March 13, 2003 with respect to the consolidated balance sheets of Humboldt Bancorp and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Humboldt Bancorp.



                                                        /s/ KPMG LLP

Sacramento, California
December 23, 2003